UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2011 (March 8, 2011)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458-1634

(Address of Principal Executive Offices)         (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS CURRENT REPORT STATES THAT SENIOR HOUSING PROPERTIES TRUST, OR SNH, HAS AGREED TO ACQUIRE 20 SENIOR LIVING COMMUNITIES FOR APPROXIMATELY $304 MILLION AND THAT SNH EXPECTS THIS TRANSACTION TO CLOSE DURING THE SECOND QUARTER OF 2011.  THE CLOSING OF THIS PURCHASE IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF PURCHASES OF MULTIPLE LOCATION HEALTH CARE PROPERTIES, INCLUDING VARIOUS REGULATORY AND LENDER APPROVALS.  THESE CONDITIONS MAY NOT BE SATISFIED OR MAY CAUSE THE NUMBER OF PROPERTIES AND THE PURCHASE PRICE TO CHANGE.  ALSO, THESE CONDITIONS MAY CAUSE THE CLOSING DATE TO BE CHANGED.

•                  THIS CURRENT REPORT STATES THAT THE COMMUNITIES EXPECTED TO BE LEASED TO SNH’S TAXABLE REIT SUBSIDIARY, OR TRS, ARE EXPECTED TO PRODUCE INITIAL CASH FLOWS TO SNH, BEFORE CAPITAL EXPENDITURES, EQUAL TO APPROXIMATELY 7% TO 7.5% PER ANNUM OF SNH’S PURCHASE PRICE AND THAT THESE CASH FLOWS MAY INCREASE AS THE COMMUNITIES BECOME MORE FULLY OCCUPIED.  THE CASH FLOW WHICH SNH WILL REALIZE FROM THESE COMMUNITIES WILL DEPEND UPON THE FINANCIAL SUCCESS OF THEIR OPERATIONS INCLUDING THE MANAGER’S ABILITY TO ATTRACT RESIDENTS, TO SET APPROPRIATE SERVICE CHARGES AND TO OPERATE THE COMMUNITIES EFFICIENTLY.  OCCUPANCIES COULD DECLINE FOR REASONS BEYOND SNH’S OR ITS MANAGER’S CONTROL SUCH AS A GENERAL DECLINE IN THE ECONOMY WHICH REDUCES THE NUMBER OF PEOPLE WILLING OR ABLE TO AFFORD THE SERVICES OFFERED AT THESE COMMUNITIES. INFLATION WHICH AFFECTS THE PRICE OF GOODS AND LABOR NEEDED TO OPERATE THESE COMMUNITIES MAY CAUSE OPERATING EXPENSES TO INCREASE FASTER THAN RATES CHARGED TO RESIDENTS.  CASH FLOWS TO SNH WILL BE ALSO REDUCED BY CAPITAL EXPENDITURES SNH MAY MAKE AT THESE

PROPERTIES.  IN ADDITION, THE FINAL TERMS OF THE MANAGEMENT AGREEMENT HAVE NOT BEEN AGREED BETWEEN SNH AND FIVE STAR QUALITY CARE, INC., OR FIVE STAR, AND THESE FINAL TERMS MAY DIFFER FROM THOSE EXPECTED BY SNH OR SUCH AN AGREEMENT MAY NOT BE ENTERED.  FOR THESE, AND OTHER REASONS, SNH MAY NOT REALIZE THE ANTICIPATED CASH FLOWS FROM THESE COMMUNITIES AND ANY CASH FLOWS WHICH ARE REALIZED MAY NOT INCREASE, BUT MAY DECLINE.

•                  THIS CURRENT REPORT STATES THAT THE INITIAL RENT WHICH SNH WILL REALIZE FROM THE PROPERTIES EXPECTED TO BE LEASED TO FIVE STAR IS EXPECTED TO BE APPROXIMATELY 8% PER ANNUM OF THE PURCHASE PRICE.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THESE COMMUNITIES WILL GENERATE SUFFICIENT CASH FLOWS TO PAY THESE RENTS.  IN FACT, HISTORICALLY THESE COMMUNITIES HAVE NOT PRODUCED SUFFICIENT CASH FLOWS TO PAY THESE RENT AMOUNTS.  SOME OF THESE COMMUNITIES HAVE ONLY RECENTLY ACHIEVED THEIR CURRENT OCCUPANCIES AND CASH FLOWS.  ALSO, THESE COMMUNITIES ARE EXPECTED TO BE ADDED TO COMBINATION LEASES, AND EARNINGS AND CASH FLOWS FROM EACH OF THE COMMUNITIES IN THE COMBINATION LEASES ARE AVAILABLE TO PAY RENT DUE FOR ALL OF THE COMMUNITIES INCLUDED IN THE COMBINATION LEASE.  ALSO, FIVE STAR’S ABILITY TO PAY RENT DUE UNDER ITS COMBINATION LEASES WITH SNH DEPENDS IN LARGE PART UPON THE SUCCESS OF ITS TOTAL BUSINESS ACTIVITIES.  THE STATEMENTS AND IMPLICATIONS IN THIS CURRENT REPORT SHOULD NOT BE CONSIDERED A GUARANTY THAT FIVE STAR WILL BE ABLE OR WILLING TO PAY RENT DUE TO SNH. IN ADDITION, THE FINAL TERMS OF THE LEASES AFFECTING THESE PROPERTIES HAVE NOT BEEN AGREED BY SNH AND FIVE STAR AND THESE TERMS MAY DIFFER MATERIALLY FROM THOSE EXPECTED BY SNH OR SUCH AGREEMENT MAY NOT BE ENTERED.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

ITEM 8.01.  OTHER ITEMS.

SNH, we or us, announced that it has entered an agreement to acquire 20 senior living communities for approximately $304 million.   The transaction is expected to close during the second quarter of 2011, subject to required regulatory approvals and subject to lender approval for assumption of mortgage debts on certain properties which are currently not prepayable or which SNH has determined to assume because of their favorable financial terms.

The 20 communities are located in five states:  North Carolina (seven communities); South Carolina (five communities); Florida (four communities); Virginia (two communities) and Georgia (two communities). The 20 communities primarily offer independent and assisted living services which are paid by residents from their private resources.  The 2,111 living units in these communities include 814 independent living apartments, 939 assisted living suites, 311 suites which offer specialized Alzheimer’s care and 47 skilled nursing beds.

Fifteen of the 20 communities costing approximately $211.5 million are currently expected to be leased to a TRS of SNH and managed by Five Star under a long term management contract.  These 15 communities are currently approximately 85% occupied and SNH expects it may realize increasing income as these communities continue to fill.  The current cash flows, before capital expenditures, from the communities expected to be leased to the TRS is expected to produce initial cash flows to SNH equal to approximately 7% to 7.5% per annum of SNH’s purchase price.  The remaining five communities which will cost approximately $92.5 million and are currently 97% occupied, are expected to be leased to Five Star and added to one or more of the combination leases currently in effect between SNH and Five Star.  The rent for the five communities to be leased to Five Star is expected to produce an initial yield on SNH’s investment of approximately 8% per annum and may increase starting in 2013 based upon a percentage of the increases in gross revenues at these communities.

SNH expects to fund this purchase by assuming approximately $79 million of mortgage loans and using cash on hand and drawings under its $550 million revolving credit facility which was largely undrawn before this transaction.

Information Regarding Certain Relationships

Five Star is our former subsidiary, Five Star is our largest tenant, and we are Five Star’s largest shareholder.  As of February 23, 2011, we owned 3.2 million shares of common stock of Five Star, which represented approximately 9.0% of Five Star’s outstanding shares of common stock.

Reit Management & Research LLC, or RMR, provides management services to both us and Five Star.  One of our Managing Trustees, Barry M. Portnoy, is Chairman and majority owner of RMR.  Adam D. Portnoy, our other Managing Trustee is an owner, President, Chief Executive Officer and a director of RMR.  Our executive officers and some of the executive officers of Five Star are also officers of RMR.  Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including Five Star, and Mr. Adam Portnoy serves as a managing trustee of some of those companies.

We currently own approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including Five Star. All of our Trustees and nearly all of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC.  In 2010, AIC designed a combination property insurance program for us and other AIC shareholders in which AIC participated as a reinsurer.

For more information about the relationships among us, our Trustees and executive officers, RMR, Five Star, AIC and other companies to which RMR provides management services, and risks which may arise from these relationships, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions”) and our Proxy Statement dated February 24, 2011 relating to our 2011 Annual Shareholders Meeting (including the information regarding our Trustees and executive officers in that Proxy Statement and the section captioned “Related Person Transactions and Company Review of Such Transactions”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: March 8, 2011